EXHIBIT 99.1

PETMED EXPRESS, INC.

QUARTER ENDED JUNE 30, 2012

CONFERENCE CALL TRANSCRIPT

JULY 23, 2012 AT 8:30 A.M. ET

Coordinator:

Welcome to the PetMed Express, Inc. doing business as 1-800-PetMeds conference call to review the financial results for the first fiscal quarter ended on June 30, 2012.  At the request of the company, this conference call is being recorded.  Founded in 1996, 1-800-PetMeds is America’s largest pet pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs and cats direct to the consumer. 1-800-PetMeds markets its products through national television, online, direct mail, and print advertising campaigns, which direct consumers to order by phone or on the Internet, and aim to increase the recognition of the PetMeds family of brand names. 1-800-PetMeds provides an attractive alternative for obtaining pet medications, in terms of convenience, price, ease of ordering, and rapid home delivery.  At this time, I would like to turn the call over the company’s Chief Financial Officer, Mr. Bruce Rosenbloom and, sir, you may begin.

Bruce Rosenbloom:

Thank you. I would like to welcome everybody here today.  Before I turn the call over to Mendo Akdag, our President and Chief Executive Officer, I would like to remind everyone that the first portion of this conference call will be listen-only, until the question-and-answer session, which will be later in the call.  Also, certain information that will be included in this press conference may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission that may involve a number of risks and uncertainties. These statements are based on our beliefs, as well as assumptions we have used based upon information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties, and assumptions.  Actual future results may vary significantly based on a number of factors that may cause the actual results or events to be materially different from future results, performance, or achievements expressed or implied by these statements. We have identified various risk factors associated with our operations in our most recent Annual Report and other filings with the Securities and Exchange Commission.  Now, let me introduce today’s speaker, Mendo Akdag, President and Chief Executive Officer of 1-800-PetMeds.  Mendo…

Mendo Akdag:

Thank you, Bruce. Welcome everyone. Thank you for joining us. Today we will review the highlights of our financial results. We’ll compare our first fiscal quarter ended on June 30, 2012 to last year’s quarter ended on June 30, 2011.

For the first fiscal quarter ended on June 30, 2012, sales were $69.0 million, compared to sales of $73.6 million for the same period the prior year, a decrease of 6.3%. The unavailability of Novartis brands disrupted our sales during the quarter. In addition, the decrease was due to the consumers purchasing smaller quantities, for example three packs instead of six packs, additional discounts given due to increased competition, and a change in product mix to lower priced items. Also, the peak season started early this year due to the warmer climate in the March quarter, which might have shifted sales from the June quarter to the March quarter.

For the first fiscal quarter, net income was $4.0 million or $0.20 diluted per share, compared to $4.8 million or $0.22 diluted per share for the same quarter last year, a decrease to earnings per share of 12%. The decrease was mainly due to a decrease in sales.

Reorder sales decreased by 2.8% to $55.1 million for the quarter, compared to reorder sales of $56.6 million for the same quarter the prior year. The decrease was due to a decrease in average order size.  New order sales decreased by 18% to $13.9 million for the quarter, compared to $17.0 million for the same quarter the prior year. The decrease was mainly due to an increase in customer acquisition costs and decrease in average order size, in addition to slightly reduced advertising.

Exhibit 99.1 Page 1 of 7

We acquired approximately 197,000 new customers in our first fiscal quarter, compared to 226,000 for the same period the prior year. Our average order was approximately $73 for the quarter, compared to $80 for the same quarter the prior year. The decline was also due to the consumers purchasing smaller quantities, additional discounts given, and a change in product mix to lower priced items.

Approximately 77% of our sales were generated on our Web site for the quarter, compared to 73% for the same period the prior year. The seasonality in our business is due to the proportion of flea, tick, and heartworm medications in our product mix. Spring and summer are considered peak seasons with fall and winter being the off seasons.

For the first fiscal quarter our gross profit, as a percent of sales, was 32.4%, compared to 32.8% for the same period a year ago. The percentage decrease can be attributed to an increase in freight costs to improve service levels.

Our general and administrative expenses, as a percent of sales, was 8.6% for the first fiscal quarter, compared to 8.3% for the same quarter the prior year. The increase was due to lower sales.

We spent $9.8 million in advertising for the quarter, compared to $10.1 million for the same quarter the prior year, a decrease of about 2%.  We reduced advertising late in the quarter due to increases in costs. The advertising costs of acquiring a customer was $50 for the quarter, compared to $45 for the same quarter the prior year.

We had $57.4 million in cash and cash equivalents, $10.4 million in short-term investments, and $18.3 million in inventory with no debt as of June 30, 2012. Net cash from operations for the quarter was $13.8 million. Capital expenditures for the quarter were approximately $207,000.

This ends the financial review. Operator, we’re ready to take questions.

Coordinator:

Thank you. At this time if you would like to ask a question, please press star 1 on your touch-tone phone. Please unmute your phone and record your name clearly when prompted. And one moment please, for the first question.  Kevin Ellich, Piper Jaffray, your line is open.

Kevin Ellich:

Good morning. Just wondering if you could quantify the impact of the various components that you think negatively hurt your sales this quarter. Specifically, the pull-forward or the sales you think that went into the March quarter, it sounds like you’re unsure of, you know, how much of an impact this had, if any.

Mendo Akdag:

Yes, that would be speculation on our part, which I don’t want to get into, but other components I can give you a rough idea.

Kevin Ellich:

Sure. Thank you.

Mendo Akdag:

Unavailability of the Novartis impacted, our estimate is about $3.0 to $4.0 million, shift to smaller size orders, lower packs, is about $2.0 million, additional discounts given is about $1.0 to $1.5 million, and change in product mix is about $1 million to $1.5 million. Those are some rough estimates.

Kevin Ellich:

Okay. So basically, you know the last one, the shift to different products and the - you know the smaller order size, are you actually seeing people substitute to more of the generic products, or are they actually just buying different types of products?

Mendo Akdag:

Generic products, and with unavailability of Novartis, different type products also.

Kevin Ellich:

Okay. What can you do to make up for the manufacturing issues with Novartis? Is there anything that you guys have planned or strategically can try to push?

Exhibit 99.1 Page 2 of 7

Mendo Akdag:

We have been asking the prescribing veterinarian to prescribe an available brand. Our rough estimate is about 60% are shifting, and there’s about 40%, is our rough estimate, that we lost due to unavailability of the brand.

Kevin Ellich:

Got it.

Mendo Akdag:

Some pet owners are loyal to the brand and they are waiting for its availability instead of shifting to another available brand.

Kevin Ellich:

Got it, got it, and then, why do you think people are buying smaller quantities, you know the three pack instead of the six packs? Is it the macro environment or is it something else?

Mendo Akdag:

Our guess is it’s the macro environment. The retailers are selling the smaller packs. They typically don’t sell the largest packs. I think consumers are getting trained to also compare and buy the smaller packs.

Kevin Ellich:

Got it. And then, two last quick questions here. I guess, what’s your view on discounts going forward, are you going to continue to be competitive? And also, what’s your outlook on advertising rates in the coming months, both online and television?

Mendo Akdag:

We’re going to continue to be competitive, so the market forces are going to dictate our pricing. As far as advertising is concerned, we shifted some dollars to online and it did not perform as well as we anticipated, and we cut back towards the end of the quarter. We are anticipating that TV inventory will be tight until - it’s temporary phenomena, obviously and once November 6th is over, the elections will be over, so we think it will open up afterwards.

Kevin Ellich:

Got it. Thanks, Mendo.

Mendo Akdag:

You’re welcome.

Coordinator:

Thank you. The next question comes from Mitch Bartlett with Craig-Hallum Company, and your line is open.

Mitchell Bartlett:

Sure. Hi. Good morning. The 197,000 customers that you acquired, is there a change in what those customers are coming in for, versus the last few years with the big flea and tick season, but did they perhaps maybe shift more towards the Rx side? And is that why perhaps maybe the cost of customer acquisition has gone up?

Mendo Akdag:

No. It’s similar to last year. There’s no material difference between categories.

Mitchell Bartlett:

Okay, and then, you said at the end of the quarter you kind of cut back because the online advertising wasn’t panning out. What - is there a point where you need to kind of push hard no matter what, to continue to refresh the base of the customers?

Mendo Akdag:

It will - I mean when there are better opportunities and the cost is more effective that’s when we like to do that, than forcing it in a environment that the cost is higher. So, it has - the cost has its ups and downs and we prefer to be more aggressive when the cost is lower, than when it’s higher.

Mitchell Bartlett:

Okay, and then finally, just the inventory was down year-over-year; pretty aggressively you drew down the inventories. Was that because there was a lack of opportunity buys that met your criteria, or what does that say about, kind of, gross margins going forward?

Mendo Akdag:

It’s lack of opportunity. There were no advantage with buying opportunities at the end of June, so that’s why the inventories were, were where it was. And what was your next question?

Bruce Rosenbloom:

Gross margins.

Exhibit 99.1 Page 3 of 7

Mitchell Bartlett:

Well, it’s just on that. Would - is that because there’s just that much more places for that inventory to go, more competitive places, or is it just a seasonal thing?

Mendo Akdag:

No, it’s just the way it was. It has its ups and downs, so buying opportunities. And there were no reason for us to have higher inventory since there was no advantageous buying opportunities. As far as gross profit margins are concerned, we anticipate continuing pressure on margins, but generics will help stabilize it.

Mitchell Bartlett:

Can you tell us what percentage of sales generics now represent?

Mendo Akdag:

We’re not going to comment on that.

Mitchell Bartlett:

Okay. Thanks very much.

Mendo Akdag:

You’re welcome.

Coordinator:

Thank you. Next question comes from Erin Wilson, Merrill Lynch Company, and your line is open.

Erin Wilson:

Hi, thanks for taking my questions. First, I guess, what are your thoughts on the recently proposed FTC meeting on October 2 with regards to the pet prescription market, and do you plan on, I guess, submitting some sort of a comment ahead of that workshop?

Mendo Akdag:

We are working on improving our relationship with the veterinary community, so we will - we probably will not participate in it.

Erin Wilson:

Okay and - I mean could this be a potential positive or a negative for you?

Mendo Akdag:

It’s a doubled-edged sword, so it could be either way. It’s like Bayer opening to other sources, so it’s - so obviously if - it will be - there will be much more competition.

Erin Wilson:

Okay.

Mendo Akdag:

If anything passes, so you know I would say it’s a doubled-edged sword.

Erin Wilson:

Okay. Okay. And then, I guess from a capital deployment standpoint, you know we really like the dividends, but does this sort of strategy suggest that there - that the potential for getting maybe a better return possibly through acquisitions isn’t an option, or the acquisition pipeline isn’t that robust or that valuations out there are unrealistically high?

Mendo Akdag:

We have a standing policy of not to comment on any possible mergers or acquisitions.

Erin Wilson:

Okay.

Mendo Akdag:

But at this time, as far as the - we - obviously we have a strong balance sheet and we still have about $14.0 million remaining in our buyback plan, and we are paying $0.15 dividend per quarter.

Erin Wilson:

Okay, great. Thanks so much.

Mendo Akdag:

You’re welcome.

Coordinator:

Thank you. The next question comes from Michael Kupinski, Noble Financial Company, your line is open.

Michael Kupinski:

Thank you, and thanks for taking the question. Mendo, I was wondering if you can talk a little bit about your accessory business, and it - was that material in this last quarter? And you indicated that you’re anticipating kind of maybe possibly broadening out the product lines.  I was wondering if you could just give us some thoughts on what you might be expanding those product lines to include, and whether or not that includes expanding the accessory business?

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Mendo Akdag:

It is - the accessory business is growing, but it’s still not material, and the reason is we’re not growing the SKUs as fast as we should be because we’re using a third-party fulfillment and we are not happy with the service. So, we anticipate that either we’ll have our own infrastructure or different infrastructure to speed up increasing the SKUs that we'll be - we’ll make available to our customer base.

Michael Kupinski:

And Mendo, does that mean necessarily that you might take inventory in this - in those product categories then, or...

Mendo Akdag:

Yes.

Michael Kupinski:

Okay.

Mendo Akdag:

Yes.

Michael Kupinski:

And then, what would be the types of gross margins in the - in that would you anticipate in, you know - if you do - if you move forward with that?

Mendo Akdag:

It depends on the accessories. It’s probably similar to our gross margins that we have right now.

Michael Kupinski:

Okay. And, you know also can you talk a little bit about the television creative.  Is that performing to plan or are - do you think - do you anticipate to make any changes there?

Mendo Akdag:

We just made a change actually. Today we have a new creative that started running, so...

Michael Kupinski:

Okay.

Mendo Akdag:

...we’ll see how that performs.

Michael Kupinski:

Okay. And you indicated that, you know certainly you don’t - in the past if television prices do rise you tend to cut back on the advertising. You know, it seems like this cycle might be a little bit different in that auto category seems to be - continues to be quite strong even through, you know for television and so forth. And was just wondering if you anticipate the pricing might hold up in the - you know following the election in that you might still not buy as much advertising even well into the next - you know the next quarter.

Mendo Akdag:

Typically, it tightens up while we’re getting close to the holidays, it’s usually the case, and when it opens up is in January, but that happens every year, so it’s going to be similar comparison to prior years.

Michael Kupinski:

Okay. And then just to follow-up on the earlier question, has the company, you know looked at other acquisitions or opportunities, you know recently, or is it - I just want to know the appetite, I suppose, for looking at other businesses at this point.

Mendo Akdag:

As I said, we have a standing policy not to comment on that.

Michael Kupinski:

Okay. All right, that’s all I have. Thank you.

Mendo Akdag:

You’re welcome.

Coordinator:

Thank you. Once again if you would like to ask a question, please press star 1 on your touch-tone phone. And our next question comes from Anthony Lebiedzinski, Sidoti & Company, your line is open.

Anthony Lebiedzinski:

Good morning, just a follow-up on the - one of the previous questions. As you look to take on some of the inventory for pet accessories or other products, would you need to open another distribution center in order to do that, because I believe your current facility is fairly small, so you know if you are looking at another "DC" what kind of cost would we be looking at?

Exhibit 99.1 Page 5 of 7

Mendo Akdag:

It will - we haven’t decided yet, so I don’t want to comment as far as that, but yes, it will be a separate "DC" in a different location.

Anthony Lebiedzinski:

Okay. And as far as the average order value (“AOV”), you gave the number - total number, I was wondering if you could provide us with some color in regards to AOV for new customers versus reorder customers?

Mendo Akdag:

Do you have that, Bruce? Average order size, new customer versus...

Bruce Rosenbloom:

Yeah.

Mendo Akdag:

Bruce is looking at that. I don’t have it in front of me.

Anthony Lebiedzinski:

Yeah, I just want to have a better understanding of what kind of trends are you seeing? Is it...

Mendo Akdag:

...average order size, new customer order versus reorder. Usually, the new customers average order size is lower than reorder customers, but we don’t have the - unfortunately, we don’t have the math in front of us right now.

Anthony Lebiedzinski:

Okay. I can follow-up later then. And as far as new customer acquisition costs, obviously this was a - you know pretty high for this quarter. Can you give us any sort of sense as what you expect next couple of quarters, especially with the elections coming up over here?

Mendo Akdag:

We are working on being more efficient, so I would guess that it will be in the 40s, not 50s.

Anthony Lebiedzinski:

Okay, thank you.

Mendo Akdag:

You’re welcome.

Coordinator:

Thank you. Our next question comes from the Ross Taylor, C.L. King Company, and your line is open.

Ross Taylor:

Hi, just two or three questions. You know first, with regards to the accessory business, I mean you elaborated all as to what, you know categories in the accessory, you know market you will be looking to add to your inventories, and you know would pet food play a significant role in that? And then my, you know second question, I think this has been asked in various ways, but you know given the increase in customer acquisition costs, I mean how exactly do you think you’d respond to that? I mean, you know how would dollars shift between, you know TV and Internet, or you know any other changes you anticipate?

Mendo Akdag:

The pet supplies and the foods, high end foods will be included in that, to answer your first question. The second question was your - the advertising. Obviously, we want to be efficient, and we already shifted some dollars from television to online, which did not do as well. It’s - the creative plays a role in what the response is, and we just changed the creative actually. It’s running a new creative starting today, so we’ll see how that performs. So, we'll - we’ll test different creatives and different media to lower the cost is a general idea I can give you.

Ross Taylor:

Okay. Thank you.

Mendo Akdag:

You’re welcome.

Coordinator:

Thank you. And our last question comes from Mitch Bartlett of Craig-Hallum Company.

Mitchell Bartlett:

Yeah, I just want to follow-up on the response to the last question. Did you say you would be including food as a component of the new accessories category?

Mendo Akdag:

Yes, we already carry food by the way, so if you go out to our site you will see food, but it would be high end food.

Exhibit 99.1 Page 6 of 7

Mitchell Bartlett:

High end like dog food, you know the 30 pound bags and things like that?

Mendo Akdag:

The higher priced food, how about that?

Mitchell Bartlett:

Okay, that changes the business pretty dramatically. That’s a very hard category to distribute. So, you would have to scale a - distribution facility for something like that. You’d have to spend a lot of money to get a distribution facility capable of distributing food, is that a fair way of thinking about it or not?

Mendo Akdag:

Yes.

Mitchell Bartlett:

Okay. Thank you.

Mendo Akdag:

You’re welcome.

Coordinator:

Thank you. At this time I would like to turn the conference call back over to Mr. Mendo Akdag, and sir, you may begin.

Mendo Akdag:

To address the decrease in sales for the quarter we are focusing on advertising efficiency and shifting sales to higher margin items, while continuing to expand our product offerings.  This wraps up today’s conference call. Thank you for joining us. Operator, this ends the conference call.

Coordinator:

Thank you. Thank you for participating. You may disconnect at this time.

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